EXHIBIT 99.1

On2 Technologies Announces Q3 2005 Results

NEW YORK (October 27, 2005). On2 Technologies, Inc. (AMEX:ONT) today announced its financial results for the third quarter of 2005. Revenue for the three months ended September 30, 2005 was $507,000, a 33% decrease from third quarter 2004 revenue and a 47% increase from second quarter 2005 revenue.

Operating expenses for the third quarter of 2005 were $1,524,000, a decrease of 26% from 2004 third quarter operating expenses and an increase of 7.6% from second quarter 2005 operating expenses. The Company’s net loss for the third quarter of 2005 was $1,044,000, as compared to a net loss of $917,000 for the third quarter of 2004 and a net loss $1,141,000 for the second quarter of 2005.

The Company had cash and cash equivalents of $4,552,000 as of September 30, 2005.

The Company recorded a non-cash deemed dividend of $2,484,000 in the third quarter of 2005. This reflects the remaining unamortized balance of the deemed dividend in connection with warrants and a beneficial conversion feature associated with its outstanding Series D Convertible Preferred Stock. As a result, the Company’s net loss attributable to common stockholders for the third quarter of 2005 was $3,631,000 as compared to $917,000 for the third quarter of 2004. The Series D preferred stock and warrants were issued to two institutional investors, led by Midsummer Investment Ltd., in connection with the Company’s $4 million October 2004 financing.

The Company said that it had entered into several important arrangements and licenses during the quarter and immediately after the quarter ended. These include providing the Company’s TrueMotion Video to AOL for its video VOIP product, to Sorenson Media for its Flash 8 encoder products, and to Beijing Fastrend Technology Ltd. for deployment in the mobile television cell phone market in China.

On2 also said that sales of its Flix encoders and Flash related software development kits has increased significantly in the period since Flash 8 was launched on September 12, 2005.

“On2’s TrueMotion Video codecs are now deployed on platforms that have hundreds of millions of downloads. We consider this adoption to be a key to future revenue growth,” said Douglas A. McIntyre, On2’s Chairman, President and Chief Executive Officer. “We now have an expanding video IM and Video VOIP business and a growing Flash business. We have also entered the promising business of mobile video with XM and our cellular partners,” Mr. McIntyre added. “Flash encoder royalties and licensing fees are growing, and we expect these to be a strong contributor in 2006,” Mr. McIntyre concluded.

On2 will host a live webcast and conference call regarding its third quarter 2005 financial results today (October 27) at 5:00 p.m. EST.

To access the live webcast, please use the following:

http://www.investorcalendar.com/IC/CEPage.asp?ID=96048
Webcast Replay Available Until: 10/27/2006

If you prefer to dial-in, the dial-in information for the conference call is as follows:
Live Participant Dial In (Toll Free): 877-407-9210
Live Participant Dial In (International): 201-689-8049

Replay Number (Toll Free): 877-660-6853

Replay Number (International): 201-612-7415

Replay Passcodes (both required for playback):

Account #: 286

Conference ID #: 172890

Teleconference Replay Available Until: 10/28/2005 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the Company’s website at: http://www.on2.com/company/news-room/press-releases/.

About On2 Technologies, Inc., The Duck Corporation
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen, On2 Video compression and streaming technologies. On2 Video codecs are used extensively in the video-on-demand, videoconferencing, Internet media, surveillance, and store-and-play markets. They operate with On2's own TrueCast Server and Player software, as well as third-party player and server products. On2's software is used by such leading companies as Sony, XM Satellite Radio, NTT, AOL, BBC, ABC News, Nullsoft and Macromedia. The On2 Video decoder has an installation base of millions through its inclusion in AOL 9 Media Player, Winamp 5, Viewpoint Media Player, and others. On2 licenses its software for use in set-top boxes, consumer electronics devices and wireless applications and offers high-level video encoding, customized technical support, and consulting/integration services. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2 write to sales@on2.com or visit http://www.on2.com.

For more information, contact On2:
Tim Reusing
(646) 292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the level of future Flash encoder royalties and license fees. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2005	2004
ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$4,552,000	$5,418,000
Marketable equity securities	132,000	445,000
Accounts receivable, net	631,000	249,000
Prepaid expenses and other current assets	186,000	156,000

Total current assets	5,501,000	6,268,000

Acquired software, net	716,000
Other acquired intangibles, net	165,000
Goodwill	244,000
Property and equipment, net	147,000	87,000
Other assets	29,000	80,000

Total assets	$6,802,000	$6,435,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses	$232,000	$570,000
Deferred revenue	209,000	153,000
Term-loan payable		62,000
Current portion of capital lease obligations	19,000	17,000

Total current liabilities	460,000	802,000

Capital lease obligations, net of current portion	11,000	26,000
Convertible debentures, net of discount	241,000	330,000

Total liabilities	712,000	1,158,000

Commitments and contingencies

Stockholders’ equity	6,090,000	5,277,000

Total liabilities and stockholders’ equity	$6,802,000	$6,435,000

On2 Technologies, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$507,000	$762,000	$1,206,000	$2,926,000

Operating expenses
Cost of revenues (1)	470,000	399,000	1,249,000	1,076,000
Research and development (2)	249,000	231,000	755,000	679,000
Sales and marketing (2)	219,000	123,000	524,000	354,000
General and administrative (2)	586,000	1,091,000	1,867,000	2,158,000
Equity based compensation:
Research and development		23,000		53,000
Sales and marketing		6,000		15,000
General and administrative		194,000		455,000

Total operating expenses	1,524,000	2,067,000	4,395,000	4,790,000

Loss from operations	(1,017,000)	(1,305,000)	(3,189,000)	(1,864,000)

Interest and other income (expense), net	(14,000)	388,000	(273,000)	289,000

Loss before provision for income taxes	(1,031,000)	(917,000)	(3,462,000)	(1,575,000)

Provision for income taxes	13,000		25,000	3,000

Net loss	(1,044,000)	(917,000)	(3,487,000)	(1,578,000)

Convertible preferred stock deemed dividend (3)	2,484,000		2,844,000

Convertible preferred stock 8% dividend	81,000		243,000

Accretion of costs associated with the Series D
Preferred Stock	22,000		65,000

Net loss attributable to common stockholders	$(3,631,000)	$(917,000)	$(6,639,000)	$(1,578,000)

Basic and diluted net loss per common share	$(0.04)	$(0.01)	$(0.08)	$(0.02)

Weighted average basic and diluted
common shares outstanding	90,566,000	78,587,000	88,375,000	76,673,000

(1) Includes equity-based compensation of $55,000 and $126,000 for the three and nine months ended September 30, 2004.

(2) Excludes equity-based compensation, which is presented separately for the three and nine months ended September 30, 2004.

(3) Reflects the remaining portion of the deemed dividends in connection with warrants and a beneficial conversion feature associated with the Company's Series D Convertible Preferred Stock.